INVESTOR PRESENTATION

NOVEMEBER 2021


Arbors at Maitland Summit | Orlando, FL


Digital Platform
ACCOUNT
SNAPSHOT


ESG Leadership
NASDAQ CONGRATULATES
UDR'S 2021 ESG REPORT
2021 GRESB
GLOBAL SECTOR LEADER
UDR
GRESB
Nasdaq

UDR, Inc. (NYSE: UDR) has a demonstrated history of successfully managing, buying, selling, developing and redeveloping attractive multifamily real estate communities in targeted U.S. markets.

- S&P 500 Company
- ~$24.3 Billion Enterprise Value as of November 5, 2021
- 2021 Annualized Dividend of $1.45; ~2.6% yield as of November 5, 2021

Joe Fisher, *Chief Financial Officer* | 720.283.6139
Trent Trujillo, *Investor Relations* | 720.283.6135

UDR, INC. | UDR.COM

TABLE OF CONTENTS



1274 at Towson | Towson, MD

UDR AT A GLANCE(1)

UDR is a multifamily REIT that owns, operates, develops and redevelops a diversified portfolio of apartment homes across top-tier U.S. markets. Founded in 1972, UDR is an S&P 500 company that consistently generates **strong total shareholder return ("TSR")** through **innovation, best-in-class operations and flexible capital allocation across a wide range of opportunities**. UDR's strategy starts with diversification, which creates opportunity. Coupling a diversified portfolio across markets, price points, and product types with our best-in-class operations delivers a **full-cycle investment** that generates both growth and stability.

UDR is a $24.3 billion(2) company with a highly diverse portfolio spread across 21 Coastal and Sunbelt markets.



> 5.0% of Total NOI
2.5%-5.0% Total NOI
< 2.5% Total NOI
Seattle
Portland
San Francisco Bay Area
Monterey Peninsula
Denver
Los Angeles
Other CA
Inland Empire/San Diego
Orange County
Dallas
Austin
Boston
New York
Philadelphia
Baltimore
Metro Washington, D.C.
Richmond
Nashville
Orlando
Tampa
Other FL:
West Palm Beach

Our 56,325 apartment homes are well diversified by price point(3) and location within markets, and are occupied by households earning, on average, 150% of their respective MSA's median income.



A-Quality
B-Quality
Urban
Suburban
58%
42%
70%
30%

Best-in-class, innovative operations have powered outsized historical Same-Store NOI growth.



SAME-STORE NOI GROWTH CAGR (1999-3Q 2021)
UDR
Peer Median
190
140
90
1999
2003
2007
2011
2015
2019
181
163

UDR's strong value proposition has driven robust relative TSR and consistent return of capital over time.



TSR CAGR
UDR
NAREIT Apt. Index
14%
13%
12%
11%
10%
9%
11.7%
10.5%
12.9%
11.8%
12.2%
11.4%
5-Year
10-Year
20-Year

196 Consecutive Quarters Paying a Dividend

Dividend Yield(2): 2.6%

(1) As of September 30, 2021, except otherwise noted.
(2) Enterprise Value and Dividend Yield as of November 5, 2021.
(3) Quality and location charts are based on NOI. A-Quality is defined as having average community rent >120% of the market average rent. B-Quality is defined as having average community rent greater than or equal to 80% but less than 120% of the market average rent.
Source: Company and peer documents, Nareit.

RECENT UPDATES

UDR's preliminary October and November MTD operating results have remained unseasonably robust. Strong demand, increased pricing power, and the near-elimination of concessions have led to low-double-digit blended lease rate growth.

SAME-STORE YOY EFFECTIVE BLENDED LEASE RATE GROWTH(1)(3)



16%
12%
8%
4%
0%
(4)%
(8)%
>12%
Jan
Feb
Mar
Apr
May
Jun
Jul
Aug
Sept
Oct
Nov

Blended Effective Rent Growth:

- Pricing power ↑, blended effective rent growth of **+11.8% in October and >12% in November MTD.**
- **All UDR markets had positive YOY effective rent growth** during October with minimal concessions offered.
- Effective rental rates are **4% on average above pre-COVID peak levels** as of October 31, 2021.
- **Low-double-digit loss-to-lease** supports future pricing power.
- YTD 2021 traffic(2) **↑ 35% YOY.**

SAME-STORE WEIGHTED AVERAGE PHYSICAL OCCUPANCY(1)



2021 Occupancy
2020 Occupancy
98%
97%
96%
95%
97.0%
96.2%
Jan
Feb
Mar
Apr
May
Jun
Jul
Aug
Sept
Oct
Nov

Occupancy:

- Unseasonably strong demand and lower turnover continue to result in strong occupancy trends.
- Weighted average October 2021 physical occupancy of **97.1% and November MTD occupancy of 97.0% remain above historical averages.**
- Optimizing revenue by actively trading some occupancy for higher rate growth given the strength of market rents.

CUMULATIVE COLLECTIONS – RENTAL ASSISTANCE PROGRAMS ($M)



$25.0
$20.0
$15.0
$10.0
$5.0
$-
$21.9
Mar-21
Apr-21
May-21
Jun-21
Jul-21
Aug-21
Sep-21
Oct-21
Nov-21

Regulatory/Rental Assistance:

- UDR is working with residents to access state/local rental assistance to support those in need and obtain back rent.
- YTD, UDR has **collected approximately $22 million in assistance** with another **$11 million in application.**
- **$3 million** in former resident back rent is **in application.**
- 3Q21 SS NOI lower by ~$6 million vs. pre-COVID due to regulatory restrictions. We expect to recapture this income over time as regulations ease.

(1) Metrics shown here are for the Company's same-store portfolio and are as of November 5, 2021, unless otherwise indicated.
(2) The Company defines Leasing Traffic as average daily leads to lease a home for the period indicated.
(3) The Company defines Effective Blended Lease Rate Growth as the combined proportional growth as a result of Effective New Lease Rate Growth and Effective Renewal Lease Rate Growth. Definitions can be found in the Definitions and Reconciliations addendum.
Source: Company and peer documents.

RECENT UPDATES

UDR's future operating initiatives and recent accretive acquisitions should continue to drive long-term value creation. Low single-family affordability remains conducive to near-term elevated rental demand and pricing power.

PLATFORM AND FUTURE INITIATIVE INCREMENTAL NOI



Realized and Est. Incremental NOI ($M)
$40
$30
$20
$10
$0
Additional $5M est. by YE 2022
$15M by YE 2021
~$15M est.
Platform 1.0
Future Initiatives

Future Initiatives and NextGen Operating Platform:

- Future operating initiatives expected to generate **another ~$15M in run rate NOI** over the coming years.
- UDR's controllable operating margin is 250bps above what would be expected for a company with our average rent.
- Platform 1.0 initiatives fully implemented in all our markets.
- **$15M in annual NOI achieved to-date from Platform 1.0**; on track to capture an additional $5M by YE 2022.
- Controllable operating expense ("COE") growth continues to outperform peers and remains well below inflation.

ACQUISITIONS/EXTERNAL GROWTH



2019
YTD 2021
3rd Party Acquisitions ($B)
$1.5
$1.0
$0.5
$0.0
$0.9
$1.4

Acquisitions/External Growth:

- External growth activities from 2019 to 2021 have resulted in an approximate **4% benefit to our run rate earnings.**
  - Wtd. avg. yield on ~$1 billion of 2019 acquisitions increased by ~55bps (~$6.4M incremental run-rate NOI) and have generated 4.5% higher NOI growth vs. UDR's legacy portfolio
  - $1.4 billion in YTD 2021 acquisitions trending ahead of original year-1 NOI underwriting by 10% on average.
- Acquired 2 communities QTD for ~$283M (previously announced); **under contract to acquire 1 community (Baltimore) for ~$124M.**

RENTER CONDITIONS – RENT VS. OWN(1)



UDR Monthly Cost to Rent
Blended Cost to Own a Home
Monthly Shelter Cost
$4,500
$3,000
$1,500
$0
$2,201
$4,111

Renter Conditions:

- Rent-versus-own analysis(1) shows it is **~50% less expensive (vs. ~35% average in 2019) to rent than own across UDR markets.**
- UDR resident household income is **150% above the median income**, on average, across the MSAs in which we operate.
- Widespread vaccinations and return-to-office expected to **enhance value proposition of urban markets.**

(1) Based on Baird's "Apartment Rent vs. Own Analysis" published on August 31, 2021, which uses data from US Census Bureau, FRED, REIS, and Zillow. UDR Average Monthly Rent is as of 3Q 2021 and is defined as Total Revenue Per Occupied Home on a Same-Store basis. Blended cost to own a home is a product of current property prices (both single-family homes and condos) and mortgage rates.
Source: Company and peer documents.

UDR VALUE PROPOSITION

Our value proposition is founded on continual innovation which, over time, has created durable and repeatable operating and capital allocation competitive advantages versus public peers and private market competitors. These advantages have driven robust relative results across primary valuation metrics and contributed to our **TSR consistently outperforming the NAREIT Apartment and Equity Indices over the intermediate and long-term**.

Primary Competitive Advantages and Outcomes Derived From Our Innovation

Next Generation Operating Platform/Future Initiatives

- Entirely new way of doing business through self-service
- Controllable Operating margin expansion of 150-200bps
- ~$20 million in estimated incremental NOI since mid-2018 by YE 2022

Ongoing Controllable Expense Growth Efficiencies

- On-site workforce reduced by ~40% since mid-2018
- Annual controllable expense growth 110bps below peer average and 210bps below typical inflation (2.5% annually) over the past 3 years
- 2021 fully-loaded operating margin (i.e., including management fees and gross G&A) of 61.0% is 220bps above the public peer average and UDR "wins" on this metric in 12 of 14 primary markets

Repeatable Investment Upside

- Unique UDR value creation drivers (**page 7**) we have applied to the ~$3 billion of completed third-party acquisitions completed since year-end 2018 have, on average, resulted in:
  - +14% revenue and +20% NOI versus the prior owner
  - -7% controllable operating expense per unit
  - +400bps controllable operating margin expansion

Differentiated Market Selection – Predictive Analytics

- Most expansion markets in which UDR invested capital since 2018 have outperformed from a rent growth perspective
- These include Tampa, Dallas, Baltimore, and Philadelphia

UDR Outperformance

Above Peer-Avg. FFOA/share Growth in **7 of the last 9 years**

UDR Upside vs. Peer Median

Last 5-Yr SS NOI	Last 10-Yr SS NOI
+40bps/year	+30bps/year

UDR Upside vs. Peer Median Since 2013[1]

FFOA/share	+160bps/year
Dividend/share	+10bps/year
NAV/share	+60bps/year

FREQUENCY THAT UDR'S ROLLING 3-YEAR ANNUALIZED TSR[2] OUTPERFORMS INDEX



Last 5 Years
Last 10 Years
100%
90%
80%
70%
60%
50%
87%
92%
68%
71%
Over the last 5 years, UDR's rolling 3-year annualized TSR outperformed the NAREIT Apartment and Equity Indices more than 87% of the time.
UDR vs. NAREIT Apt. Index
UDR vs. NAREIT Equity Index
UDR vs. NAREIT Apt. Index
UDR vs. NAREIT Equity Index

(1) Actual results through 2020 and guidance midpoints for 2021 for UDR and peers. 2013 coincides with UDR's initial publicly disseminated 3-year strategic plan.
(2) Data through October 31, 2021.
Source: Company documents.

OPERATING COMPETITIVE ADVANTAGES

UDR's operating prowess is key to our value proposition. Our strong operating abilities have repeatably generated long-term outperformance versus peers. As we continue to innovate in 2022 and beyond, we intend to expand our operational advantage.

Core Operating Completive Advantages

Core Operations

- More surgical approach to pricing homes
- Pricing homes more efficiently based on data
- Consistently arbitraging rate growth versus occupancy
- Maximize revenue growth
- Minimize controllable expense growth through early adoption, and industry leading utilization, of technology

Expand Margin: UDR's average SS NOI growth without margin-enhancing initiatives is similar to peer median growth with initiatives.


UDR vs. Peer Median(1) SS NOI Growth (2014-3Q21)
Peer Median
UDR
3%
2%
1%
60bps average annual additional NOI growth from initiatives.
2.2%
2.8%
2.2%

Legacy and Recent Operating Initiatives

- Monetize real estate in new ways
- Continue to "pick up the pennies"
- Employ best practices in each market
- Expand margin

Common Area Rentals | Short-Term Furnished Rentals | Suburban Parking | And Others

- **$32M** in NOI since 2014
- **$640-$715M** in est. shareholder value creation[2,3]

NextGen Operating Platform

- New way of doing business in multifamily industry
- Built on self-service; Improving the resident experience
- Allows UDR to "right-size" site-level staff
- New technologies & data science drive revenue and expense upside
- Expanded benefit when communities are proximate
- Expect $15M additional upside from future initiatives


Estimated Platform Contribution to Current/Future Earnings ($M)
Platform 1.0
Future Initiatives
150-200bps in controllable margin expansion
$40
$30
$20
$10
$0
Total: $15
Total: $20
Incremental: $5
Total: $35
Incremental: $15
Realized To-Date
By YE 2022
Future Phases

(1) Peer group includes AIRC (AIV prior to 2021), AVB, CPT, EQR, ESS and MAA; 2Q 2020, 3Q 2020, 4Q 2020, 1Q 2021, 2Q 2021, and 3Q 2021. UDR same-store NOI results have been adjusted where appropriate to reflect concessions on a straightline basis for peer comparability.
(2) Time period is reflective of UDR's implementation of initiatives affiliated with its initial publicly disseminated strategic plan.
(3) Calculated based on an applied cap rate range of 4.5%-5.0%.
Source: Company and peer documents.

NEXT GENERATION OPERATING PLATFORM

Our Next Generation Operating Platform is built on customer self-service and represents the future of how our business will be run. This Platform allows us to more effectively interact with our customers on their schedules and drives **increased profitability and growth through additional revenue generation opportunities and greater cost efficiencies**. We believe that the ongoing refinement of, and additions to, our Platform should maintain our **position of operating strength moving forward**.

Platform 1.0 (2018-2022)


Foundational Technologies

- Utilize new-to-multifamily technologies such as SmartHome tech, data hubs, customizable CRM, and proprietary resident app to implement self-service, provide better customer service, reduce costs, and drive top-line growth


Customer Self-Service
TOUR ON YOUR TIME

- Self-service is the best service for our customer and most cost efficient for UDR
- Self-guided tours ("SGT") are preferred by our customer and account for 97% of tours taken in 2021
- SGTs are the most tangible aspect of our self-service model, but we utilize self-service throughout UDR's operations for maintenance fixes, lease addendums, and customer service requests


Data Science

- We are at the cutting edge of the data science revolution in multifamily
- We control and track all operating data. Importantly, our systems seamlessly "speak to each other"
- UDR leverages this data to better price our homes (e.g., heat maps), find additional revenue opportunities, deliver better customer service, and maximize cost efficiencies


Site-Level Efficiencies

- Centralization, outsourcing, and tech utilization reduces costs through workforce efficiencies
- Benefits maximized at proximate communities

Financial Targets: 150-200bps controllable margin expansion and $20 million in incremental run-rate NOI.

Considerations: Margin and NOI uplift **targets for Platform 1.0 were based on our same-store portfolio in 2018**. UDR has since acquired or is under contract to acquire ~$3.0 billion of third-party communities, with targeted NOI growth of 10%-15% above market growth over the first three years of ownership. Our ability to source accretive acquisitions should enhance the value creation from our Platform.

Source: Company documents.

NEXT GEN OPERATING PLATFORM 1.0 ACCOMPLISHMENTS

Platform 1.0 revolutionized how we conduct business with our current and prospective residents, but it has also (1) improved resident satisfaction, (2) produced the NOI upside underwritten in mid-2018, and (3) widened our controllable operating margin advantage versus peers. Our 2021 fully-loaded operating margin (i.e., including management fees and gross G&A) of 61.0% compares well versus the public peer average (58.8%) and **UDR "wins" on this metric across 12 of our 14 primary markets**.

Better Customer Service Scores

Resident Satisfaction: UDR Net Promoter Score[1]



35
30
25
2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21
25% improvement since 2Q 2018 (baseline quarter for the formal implementation of the Next Generation Operating Platform).(2)

Gaining On-Site Efficiencies

Staffing Efficiency: Units Managed Per Employee



45
40
35
30
25
20
2013 2014 2015 2016 2017 2018 2019 2020 2021
~40% improvement in average units managed per employee since 2Q 2018.(2)

Increased Profitability and Margin Expansion versus Peers

TTM SS Controllable Operating Expense (COE) Growth



UDR Actual
Inflationary at 2.5%
Peer Average
109
107
105
103
101
99
108
106
102
UDR's COE growth since 2Q18 is well below peers and typical inflationary growth of 2.5% annually.
2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21

Driving Controllable Operating Margin Expansion

Controllable Operating Margin vs. Avg. Monthly Rent[3] (TTM through 3Q 2021)



TTM Controllable Operating Margin
84%
83%
82%
81%
80%
79%
78%
77%
76%
UDR's controllable operating margin is ~250bps above the best fit line and ~300bps above the peer average.
Peer Avg.
Equates to ~$25M in higher annualized NOI.
$1,300 $1,500 $1,700 $1,900 $2,100 $2,300 $2,500 $2,700
Average Monthly Rent Per Apartment Home

(1) Net Promoter Scores range from -100 to +100. Negative scores indicate a need for improvement. Scores ranging from 0-30 are widely considered "Good." Scores above 30 are widely considered "Great."
(2) Data through September 30, 2021. Average units managed per employee includes corporate employees in the denominator.
(3) Based on disclosures across the peer group, Average Monthly Rent is defined as average monthly rental rates for AVB, CPT, EQR, ESS, and MAA and is defined as average monthly revenue per occupied home for AIRC and UDR.
Source: Company and peer documents.

FUTURE OPERATING INITIATIVES - INNOVATION

The next phase of UDR operating initiatives are focused on five primary revenue generation and/or expense containment strategies. They are (1) reducing days vacant, (2) pricing engine optimization, (3) improving resident experience, (4) increasing UDR's share of our resident's wallet, and (5) further reducing controllable expenses. **Together, these represent over $100 million in max potential incremental NOI, with >50 nearer-term initiatives expected to generate ~$15 million in NOI over the coming years.** Once implemented, we anticipate further widening our controllable operating margin delta versus public and private peers.

Reducing Vacant Days



- Process optimization with the goal of reducing average vacant days
- Current average vacant days = 19
- 1 day reduction across entire portfolio = +$2M NOI

Pricing Engine Optimization



- Integration of our unit-by-unit data hubs, highly specialized client relations management system, and marketing data should drive better pricing decisions
- Ability to drive higher traffic creates limited supply; create "buyers" instead of "shoppers"
- Introduce concepts such as surge pricing

Increasing Resident Experience



- Improve resident experience by optimizing our touch points
- Utilize ~300k resident interactions from the last 8 years to drive decision-making process
- Large-scale predictive analytics provides us the opportunity to change negative resident outcomes (improve retention) and identify most profitable prospective residents

Resident Wallet



- Realize a bigger share of our resident's wallet
- Cross-sell amongst UDR properties (focus on proximate locations helps), monetize high-demand amenities, utilize revenue sharing agreements (win-win for resident and UDR)

Reducing Controllable Expenses


COST

- Further leverage scale to improve outsourced costs and optimize procurement process and R&M
- Utilize AI to standardize and improve certain processes
- Operate additional communities with no on-site personnel

Source: Company documents.

ACCRETIVE CAPITAL ALLOCATION

UDR has a strong track record of adhering to cost of capital signals from the public market. This discipline, combined with our expansive suite of investment options and extensive set of external growth value creation drivers, has driven robust returns for stakeholders over time.

UDR'S CAPITAL ALLOCATION THROUGHOUT THE APARTMENT CYCLE ($M)



UDR Prem./(Disc.) to NAV (lhs)
Net Acquisitions (rhs)
40%
30%
20%
10%
0%
(10)%
(20)%
(30)%
(40)%
$2,000
$1,500
$1,000
$500
$0
($500)
($1,000)
($1,500)
($2,000)
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
Issue equity at a premium to NAV and grow when appropriate
Sell assets to fund growth and execute share repurchases when equity trades at a discount to NAV

Value creation from external growth activities since 2014:

VALUE CREATED ($M)



Acquisitions
$420
Development
$300
$0
$2,000
$4,000
$6,000
Cost
Est. Market Growth
Est. Value Created in Excess of Est. Market Growth

DCP

Life-to-Date Committed Capital: $747M

Life-To-Date Income Realized: $166M

Weighted average IRR on 6 Acquired Communities: 13.1%

UDR'S CAPITAL SOURCES



Cost
Not Attractive
Attractive
Source in Size
Yes
No
Common Equity
Unsecured Debt
Asset Dispositions
Secured Debt
JV Capital
LOC
Preferred Equity
Commercial Paper

UDR'S CAPITAL USES



Risk-Adjusted Return
Low
High
Investment Opportunity
Large
Small
Acquisitions
Development
DCP
Redevelopment
Stock Buybacks
NOI-Enhancing CapEx
Operating Platform

Debt and common equity remain attractively priced sources of capital, in size. Developer Capital Program ("DCP") investments (mezzanine and preferred equity lending to developers), acquisitions, and development remain accretive uses, in size.

Source: Company documents, FactSet, and S&P Global Market Intelligence.

ACCRETIVE CAPITAL ALLOCATION

Our willingness and ability to **pivot toward investment opportunities that generate the highest risk-adjusted IRRs** and **the greatest earnings/NAV accretion** is central to UDR's capital allocation strategy. We have a full suite of options including:

ACQUISITIONS



Station on Silver | Herndon, VA (Washington, DC MSA)

- Portfolios or one-off value-add acquisitions with upside relative to private operators
- Target 10%-15% NOI growth above market.
- Acquired/under contract to acquire 26 third-party operating assets for ~$3.0 billion since 2019.

DEVELOPMENT



Vitruvian West | Addison, TX (Dallas MSA)

- Develop ground up wholly-owned or JV communities in target markets.
- $502 million active construction pipeline (~66% funded as of 3Q21) with planned developments in a diverse set of markets.

REDEVELOPMENT



10 Hanover Square Lobby | New York, NY

- NOI and value creating redevelopment, densification and unit additions.
- Recent projects: 880 Newport (CA), 388 Beale (CA), 10 Hanover Square (NYC), and Garrison Square (Boston) for a total cost of $47 million.

DEVELOPER CAPITAL PROGRAM



Essex Luxe | Orlando, FL

- Opportunistically provide capital to third-party developers for assets in target markets.
- Strong investment returns and future optionality.
- Current DCP book is ~$297 million of committed capital to 11 projects (>85% funded).

NOI-ENHANCING INVESTMENT



Tierra Del Rey Bathroom Remodel | L.A., CA

- $45-$50 million average annual portfolio-wide spend at low-double-digit IRRs to freshen up communities through amenity, kitchen & bath, and other upgrades.

OPERATING PLATFORM


ACCOUNT SNAPSHOT

Virtual Tours | SmartHome Technology Package

- $30-$35 million projected spend in '19-'21 on Operating Platform enhancements and $45-$50 million on SmartHome technologies.

Source: Company documents.

REPEATABLE VALUE CREATION

Historical acquisitions best exhibit the outsized growth and value creation our competitive advantages can provide. We believe we can grow NOI at acquired properties by 10% above market growth over the first three years of ownership. **In 2019, we acquired ~$915 million of communities from third-party sellers[1] and have expanded the weighted average yield of these assets by ~55bps (~$6.4 million of incremental annual run-rate NOI or $125-$140 million in shareholder value[2]), inclusive of ~5bps of negative market growth[3]** due to the pandemic. We believe this enduring competitive advantage is repeatable and scalable.

2019 Third-Party Acquisitions: Drivers of Yield Expansion


5.50%
5.25%
5.00%
4.75%
4.50%
4.75%
0.19%
0.12%
0.15%
0.09%
0.22%
(0.05)%
(0.18)%
5.30%
Operating and renovation driven yield expansion should continue to grow at an outsized rate as the recovery continues.
According to Axiometrics, the decline in weighted average asking rents across UDR's portfolio since acquisition would have hypothetically reduced our current weighted average yield by 5bps. However, our Portfolio Strategy framework more than offset this, providing 22bps of upside due to market / submarket selection.
UDR Wtd. Avg. Acq. Yield
Core Operating Acumen
Legacy Initiatives
Platform Initiatives
Renovation and Cap Ex
Market/Submarket Selection
Market Rent Growth/(Decline)(3)
Implied Loss-to-Lease
UDR Yield (Current)
Operations
Portfolio Strategy
Other

- **Core operating acumen** including increased occupancy based on revenue maximization strategy.
- **Legacy initiatives** including parking optimization, view premiums, and short-term furnished rentals.
- **Next Gen Operating Platform initiatives** including personnel optimization, SmartHome installations, and self-service integration.
- **Renovation and CapEx investment** for unit interior renovations (K&B) and common area upgrades.

(1) Amount excludes communities acquired from UDR's Developer Capital Program.
(2) Calculated based on an applied cap rate range of 4.5%-5.0%.
(3) Based on market rent growth according to Axiometrics data through September 2021.
Source: Company documents.

DIVERSIFIED PORTFOLIO COMPOSITION

Our diversified portfolio 1) is a differentiating factor versus peers, 2) appeals to a wide renter and investor audience, 3) provides for more markets to invest in / overlay our operating platform onto and 4) lessens volatility in long-term same-store growth.

Our portfolio is spread across 21 Coastal and Sunbelt markets with more price points that cater to a wide variety of renters.


Portfolio-Wide Rental Rate Differential(1,2)
80%
70%
60%
50%
40%
30%
20%
More Diversified
Less Diversified
35%
45%
55%
65%
75%
85%
95%
% of SS Revenue in Five Largest Markets(1)
UDR
Peers
Peer Avg.(1)

Desirable diversification by quality[3] and location within markets.


A-Quality
B-Quality
42%
58%
Coastal A
Coastal B
46%
54%
Sunbelt A
Sunbelt B
32%
68%
Urban
Suburban
30%
70%
Coastal Urban
Coastal Suburb
37%
63%
Sunbelt Urban
Sunbelt Suburb
9%
91%

Pricing power is robust across our various regions. We expect loss-to-lease to compress as we monetize strong rate growth.

YOY Effective Blended Lease Rate Growth by Region (as of October 31, 2021)


20%
15%
10%
5%
0%
Total
West
Mid-Atlantic
Northeast
Southeast
Southwest
Other Markets

Loss-To-Lease by Region[4] (as of October 31, 2021)


20%
15%
10%
5%
0%
Total
West
Mid-Atlantic
Northeast
Southeast
Southwest
Other Markets

(1) Data as of September 30, 2021. Comparative top-5 markets for peer REITs are defined similarly to UDR's market definitions.
(2) Rental rate differential equals the percentage difference between 1st and 3rd quartile rent levels across each REIT's portfolio.
(3) Quality and location charts are based on NOI. A-Quality is defined as having average community rent >120% of the market average rent. B-Quality is defined as having average community rent greater than or equal to 80% but less than 120% of the market average rent.
(4) Loss-to-lease represents the percentage difference between the average market rent and average gross potential rent and excludes the impact of regulatory constraints that may otherwise limit rent increases in certain regions.
Source: Company and peer documents and AxioMetrics.

MARKET / RESIDENT ATTRIBUTES[1]

UDR has a diversified and **high-quality resident base** across our markets. **Our residents' household income is on average 150% above the median income** across the MSAs in which we operate, with a tilt toward high- and medium-income jobs. Resident credit quality has remained consistent over time with average annual household income of $136K, which is 5% higher compared to pre-COVID, and an average rent-to-income ratio in the low-20% range.

UDR Combined Same-Store Portfolio

Avg. Resident Age:	34
Avg. Household Income ($000s):	$136
vs. MSA Median Income:	150%
% High-Income MSA Jobs:	↔
% Medium-Income MSA Jobs:	↑
% Low-Income MSA Jobs:	↓

Seattle

Avg. Resident Age:	34
Avg. Household Income ($000s):	$137
vs. MSA Median Income:	142%
% High-Income MSA Jobs:	↑
% Medium-Income MSA Jobs:	↑
% Low-Income MSA Jobs:	↓

Boston

Avg. Resident Age:	32
Avg. Household Income ($000s):	$165
vs. MSA Median Income:	186%
% High-Income MSA Jobs:	↔
% Medium-Income MSA Jobs:	↑
% Low-Income MSA Jobs:	↓

San Francisco Bay Area

Avg. Resident Age:	35
Avg. Household Income ($000s):	$198
vs. MSA Median Income:	162%
% High-Income MSA Jobs:	↑
% Medium-Income MSA Jobs:	↑
% Low-Income MSA Jobs:	↓

New York City

Avg. Resident Age:	34
Avg. Household Income ($000s):	$297
vs. MSA Median Income:	417%
% High-Income MSA Jobs:	↔
% Medium-Income MSA Jobs:	↑
% Low-Income MSA Jobs:	↓



Orange County

Avg. Resident Age:	36
Avg. Household Income ($000s):	$149
vs. MSA Median Income:	164%
% High-Income MSA Jobs:	↓
% Medium-Income MSA Jobs:	↑
% Low-Income MSA Jobs:	↓

Metro Washington, D.C.

Avg. Resident Age:	35
Avg. Household Income ($000s):	$121
vs. MSA Median Income:	116%
% High-Income MSA Jobs:	↑
% Medium-Income MSA Jobs:	↓
% Low-Income MSA Jobs:	↓

Sunbelt Markets

Avg. Resident Age:	33
Avg. Household Income ($000s):	$91
vs. MSA Median Income:	134%
% High-Income MSA Jobs:	↔
% Medium-Income MSA Jobs:	↑
% Low-Income MSA Jobs:	↓

Primary Coastal Markets
Other Coastal Markets
Sunbelt Markets

↑ >35% of Jobs
↔ >30% and <35% of Jobs
↓ <30% of Jobs

(1) Data as of September 2021. Resident Age, Household Income, and Household income versus MSA Median Income are based on UDR portfolio attributes. Analysis of job quality stratification (High-Income, Medium-Income, and Low-Income) reflects employment trends at the market level (or aggregated market level in the case of Sunbelt Markets) and are not necessarily reflective of UDR's resident profile. The intent of this analysis is to demonstrate the quality of potential residents based on the total addressable market. Jobs are classified by industries as defined by the Bureau of Labor Statistics category: Segmentation is done across Mining/Logging/Construction, Manufacturing, Trade/Transportation/Utilities, Information Services, Financial Services, Professional and Business Services, Education and Health Services, Leisure and Hospitality, Federal/State/Local Government, and Other Services.

Source: Company documents and Bureau of Labor Statistics.

RESIDENT ATTRIBUTES AND TRENDS

Our diversified portfolio across markets, product types, and price points appeals to a **wide variety of renters across various ages and other demographic traits**. While the Millennial generation has garnered headlines for potential changes in their housing preferences, our resident composition is balanced, thereby minimizing risk of exposure to specific cohorts.

Resident Age Distribution[1]


30%
25%
20%
15%
10%
5%
0%
18%
17%
23%
24%
17%
18%
18%
18%
11%
11%
8%
7%
5%
5%
Under 25
25-29
30-34
35-44
45-54
55-64
65+
Average Resident Age: 34
Median Resident Age: 33
Pre-COVID: Feb-20
Current

Since implementing our Next Generation Operating Platform in mid-2018, **our focus on resident satisfaction has driven a ~400 basis point decrease in trailing-twelve-month ("TTM") turnover.** Move outs to buy or rent a single-family home have remained relatively consistent over time. Resident move outs to buy (12%) or rent (1%) a single-family home during the third quarter of 2021 totaled 13%, similar to historic norms.


Percent of Move Outs to Buy or Rent a Single-Family Home
14%
12%
10%
8%
6%
4%
2%
0%
2Q 2018
3Q 2018
4Q 2018
1Q 2019
2Q 2019
3Q 2019
4Q 2019
1Q 2020
2Q 2020
3Q 2020
4Q 2020
1Q 2021
2Q 2021
3Q 2021
50%
49%
48%
47%
46%
45%
TTM Resident Turnover
Move Outs to Buy Home
Move Outs to Rent Home
TTM Resident Turnover Rate

(1) Distribution is based on residents who are signees on a lease.
Source: Company documents.

STRONG, LIQUID BALANCE SHEET

UDR's balance sheet is **safe, liquid, flexible**, and fully capable of supporting a wide variety of growth opportunities in size. We have improved our maturity profile, five-year liquidity outlook, available LOC capacity, and many credit metrics. The efficient pricing these attributes provide serves as a competitive advantage versus the private market.

3Q 2021 UDR BALANCE SHEET STATS

Consolidated Debt-to-Enterprise Value[1]	**22.7%**	Safely Investment Grade rated
Consolidated Net Debt-to-EBITDAre	**7.1x**	
Consolidated Fixed Charge Coverage	**4.9x**	
% of NOI Unencumbered	87.2%	
Avg. Debt Duration (Years)[2]	7.8	Well-laddered maturity schedule
% of Debt Maturing in Next 5 Years[2]	11.8%	
S&P Unsecured Rating	BBB+	Translates into efficient pricing
Moody's Unsecured Rating	Baa1	

LIQUIDITY AND SOURCES & USES OF CAPITAL

- ~$1.6 billion in available liquidity, including >$600 million in unsettled forward equity sale agreements
- Deep pipeline of opportunistic and value-add investments
- Uses of capital fully match-funded

WELL-LADDERED FORWARD DEBT MATURITY SCHEDULE ($M/WEIGHTED AVERAGE INTEREST RATE)



$2,500
$2,000
$1,500
$1,000
$500
$0
$315 0.2%
$1 3.8%
$1 3.8%
$155 3.1%
$175 3.7%
$353 3.0%
$653 2.4%
$462 3.7%
$492 3.9%
$762 3.3%
$2,138 2.5%
Sector-Best 2.7% Weighted Average Interest Rate
Only 5% of consolidated debt outstanding matures through 2025, excluding Commercial Paper,(2) Working Capital Facility, and principal amortization.
2021
2022
2023
2024
2025
2026
2027
2028
2029
2030
Thereafter
Unsecured Debt
Secured Debt
Line of Credit/Working Capital

(1) Consolidated debt-to-Enterprise Value is calculated using the Company's Enterprise Value as of November 5, 2021.
(2) 2021 maturities reflect $315.0 million of principal outstanding at an interest rate of 0.22%, an equivalent of LIBOR plus a spread of 14 basis points, on the Company's unsecured commercial paper program as of September 30, 2021. Under the terms of the program the Company may issue up to a maximum aggregate amount outstanding of $700.0 million. If the commercial paper was refinanced using the line of credit, the weighted average years to maturity would be 7.8 years without extensions and 8.1 years with extensions

Source: Company documents.

INNOVATIVE CULTURE AND ESG LEADERSHIP

Reporting on our **ESG initiatives and successes has expanded and improved over the past three years.**

Corporate Responsibility

GRESB Real Estate sector leader 2021 — Named #1 listed Residential performer and 2021 Global and Regional Sector Leader by GRESB after achieving a score of 86.

SUSTAINALYTICS — Classified “Low Risk” by Sustainalytics ESG Risk Rating Report; Improved Risk Rating score to 14, a 5-point decrease versus last year (one of only 2 Multifamily REITs that improved YOY).

LOGICAL BUILDINGS — Awarded Smart Buildings Innovator of the Year in both 2019 and 2020.

Published 3rd annual ESG Report in compliance with GRI, SASB, and TCFD frameworks.

LEED — Issued two Green Bonds totaling $650 million since 4Q 2019.

“E” – Transparent Environmental Stewardship Targets(1) and Commitment to Sustainable Building Operations

UDR has aligned with the 9 United Nations Sustainable Development Goals that we believe are most relevant to our industry.


3 GOOD HEALTH AND WELL-BEING
6 CLEAN WATER AND SANITATION
7 AFFORDABLE AND CLEAN ENERGY
8 DECENT WORK AND ECONOMIC GROWTH
9 INDUSTRY, INNOVATION AND INFRASTRUCTURE
10 REDUCED INEQUALITIES
11 SUSTAINABLE CITIES AND COMMUNITIES
12 RESPONSIBLE CONSUMPTION AND PRODUCTION
13 CLIMATE ACTION

(1) For additional details on UDR's targets, please refer to the Company's ESG website and its 3rd annual ESG Report.
Source: Company documents.

INNOVATIVE CULTURE AND ESG LEADERSHIP

UDR's **culture is innovative, empowering and rewards success**. Throughout the pandemic, UDR has proactively engaged with our associates and residents, supporting **UDR's near-maximum GRESB score in Social Responsibility**.

"S" – Social Responsibility: Associate Engagement and DEI

- 81% of associates are engaged and 79% are enabled to do their job (800bps and 600bps, respectively, above the High-Performing Norm).
- ~90% of associates feel that people from diverse backgrounds can succeed at UDR.
- 84% of associates feel that UDR is innovative and has a strong performance culture.
- One-time bonuses, additional paid time-off, vacation buyouts, and associate assistance during the pandemic.
- Introduced more flexible work schedules.
- Established enhanced wellness benefits, including physical and mental health.

"S" – Social Responsibility: Resident Engagement and Satisfaction

- Established payment plans to accommodate those financially impacted by the pandemic.
- Provided resource assistance to residents, including guidance on obtaining rental assistance through available programs.
- Enhanced touchless technology and cleaning protocols for improved safety and engagement.
- ~50% increase in online reputation scores over the past five years.
- 25% increase in resident loyalty scores (NPS) since 2Q18.
- ~400bps reduction in TTM resident turnover vs. 2Q18.

"G" – Strong Corporate Governance

GRESB

- Near-maximum Corporate Governance score by GRESB (19 of 20 possible points).
- Robust framework with active engagement among: (1) our Board, (2) our stakeholders, (3) ISS, and (4) Glass Lewis.
- Enhanced Board diversity with 2021 appointment of Kevin Nickelberry and 2020 appointment of Diane Morefield.

Source: Company documents.

REGULATORY KNOWLEDGE

UDR has a **dedicated Governmental Affairs team** that tracks and communicates our comprehensive understanding of eviction moratoriums, rent regulations, and other regulatory topics to our UDR teams. This has been critical to **enabling our surgical approach toward pricing apartment homes and maximizing revenue growth during the pandemic**.

Regulatory Environment Challenges	Opportunities	Trend
• **Willingness vs. Ability to Pay**	Leverage knowledge and understanding of **rental assistance programs** to support those in need and obtain (to the extent possible) reimbursement on accumulated back rent. • YTD UDR has **collected approximately $22 million from these programs as of early-November** with another **$11 million of applications under review.**	↑
• **Emergency regulations**	Granular surveillance of city, county, state, federal, and judicial regulations to drive operating strategies, **unit-by-unit pricing strategies**, and repurposing of common areas.	↔
• **Eviction moratoriums**	Enhance resident satisfaction through **collaborative engagement** to find solutions to financial hardship that benefit both the resident and the Company. • The **3Q 2021 U.S. Supreme Court decision striking down the national CDC eviction moratorium** leaves only state and local moratoriums in place.	↑
• **Lower rent collection levels vs. pre-COVID**	Enhanced our **pre-lease screening** process and developed a **real-time collections** interface with feedback loop to local teams.	↑

Source: Company documents.

APPENDIX


Leasing Center Parking
NOW OPEN

322 on North Broad | Philadelphia, PA

REITs have historically served as a strong inflation hedge and have direct exposure to primary drivers of the U.S. economy. **Apartment REIT TSR has outperformed that of other REITs and the broader market by a wide margin over the past 20 years.** This outperformance has been driven by 1) an ongoing shortage of U.S. housing, 2) better long-term NOI growth and lower cap ex than most other REIT sectors, 3) the sector's status as a necessary, non-discretionary expense, and 4) a higher propensity to rent from Millennials and Baby Boomers, the two largest U.S. population cohorts.

TOTAL SHAREHOLDER RETURN (INDEXED AT 100 IN JANUARY 2000)(1)



NAREIT Equity Apartments Index
NAREIT Equity Index
S&P 500
Apartment REITs have outperformed over time
1,278
1,033
456
12.5% Nareit Equity Apartments Index CAGR
11.4% Nareit Equity Index CAGR
7.2% S&P 500 CAGR
1,400
1,200
1,000
800
600
400
200
-
2000
2003
2006
2009
2012
2015
2018
2021

ROLLING 3-YEAR ANNUALIZED TSR(1)

62% of the time, the Nareit Equity Apartments Index has outperformed the Nareit Equity Index on a rolling 3-Year TSR basis.

91% YOY TSR correlation between the two datasets since 2000.



Apt. REIT Outperformance vs. Equity REITS
5% Average Outperformance
4% Average Underperformance
15%
10%
5%
0%
(5)%
(10)%
(15)%
2000
2003
2006
2009
2012
2015
2018
2021

(1) Data through October 31, 2021.
Source: Nareit and Factset.

APARTMENT DEMOGRAPHICS AND FUNDAMENTALS

Long-term demographics remain strong for apartments. Domestically born cohorts aged 19 years and under are, on average, 605K people larger than the primary renter cohort aged 20-34 years. An expected **improvement in immigration policies should support growth in the foreign-born population**, which generally has an elevated propensity to rent. Pairing these two factors bodes well for future apartment rental demand. Since 2010, approximately 28% fewer total housing units have been produced than total household formations over the same period. **Affordability and lack of availability remain barriers to single-family ownership** across many U.S. markets and third-party forecasts indicate ~5 million additional apartments should be needed by 2030 to satisfy housing demand.

U.S. POPULATION BY AGE COHORT (MILLIONS)



Domestically Born
Foreign Born
25
20
15
10
5
0
Future renter cohort
Primary renter cohort
Increasingly important renter cohort
Age: 5-9
10-14
15-19
20-24
25-29
30-34
35-39
40-44
45-49
50-54
55-59
60-64

The primary renter cohort (aged 20-34) is sizeable, providing a solid current renter base. The domestically born future renter cohort is slightly larger in size, supporting a strong long-term trend for renter growth. Whether the "population wave" continues is dependent on the intensity of foreign-born growth as younger cohorts mature, which could be supported by improved immigration policies.

PROPENSITY TO RENT BY AGE COHORT



3Q21 TTM (lt. axis)
Increase Since Peak H.O. Rate (bps, rt. axis)
70%
60%
50%
40%
30%
20%
10%
800
600
400
200
0
61.8%
486
737
38.1%
706
29.9%
628
24.6%
125
20.1%
Age: < 35
35-44
45-54
55-64
>65

Propensity to rent is significantly higher than the previous housing peak in the mid-2000s. This is apparent across all age cohorts and in many of UDR's largest markets and is a function of an overall housing shortage, high for-sale home prices, pent up demand (decoupling and new household formation), and higher wages.



Peak home-buying age ↑ to 34 from 29 in the 1970s.



Average age of marriage ↑ to 32 from 22 in the 1970s.



48% of Millennials have zero down payment savings.

Source: U.S. Census Bureau.

FORWARD LOOKING STATEMENTS

Forward Looking Statements

Certain statements made in this presentation may constitute "forward-looking statements." Words such as "expects," "intends," "believes," "anticipates," "plans," "likely," "will," "seeks," "estimates" and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts and assumptions and are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in a forward-looking statement, due to a number of factors, which include, but are not limited to, the impact of the COVID-19 pandemic and measures intended to prevent its spread or address its effects, unfavorable changes in the apartment market, changing economic conditions, the impact of inflation/deflation on rental rates and property operating expenses, expectations concerning availability of capital and the stabilization of the capital markets, the impact of competition and competitive pricing, acquisitions, developments and redevelopments not achieving anticipated results, delays in completing developments, redevelopments and lease-ups on schedule, expectations on job growth, home affordability and demand/supply ratio for multifamily housing, expectations concerning development and redevelopment activities, expectations on occupancy levels and rental rates, expectations concerning the joint ventures with third parties, expectations that technology will help grow net operating income, expectations on annualized net operating income and other risk factors discussed in documents filed by the Company with the SEC from time to time, including the Company's Annual Report on Form 10-K and the Company's Quarterly Reports on Form 10-Q. Actual results may differ materially from those described in the forward-looking statements. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this presentation, and the Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in the Company's expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required under the U.S. securities laws.

Definitions and reconciliations can be found in the attached appendix and on UDR's investor relations website at http://ir.udr.com/ under the News and Presentations heading.

UDR®

Investor Relations Contact:
Trent Trujillo
ttrujillo@udr.com
720.283.6135

UDR Definitions and Reconciliations

November 2021



Essex Luxe Apartments | Orlando, FL

DEFINITIONS AND RECONCILIATIONS

Acquired Communities: The Company defines Acquired Communities as those communities acquired by the Company, other than development and redevelopment activity, that did not achieve stabilization as of the most recent quarter.

Adjusted Funds from Operations ("AFFO") attributable to common stockholders and unitholders: The Company defines AFFO as FFO as Adjusted attributable to common stockholders and unitholders less recurring capital expenditures on consolidated communities that are necessary to help preserve the value of and maintain functionality at our communities.

Management considers AFFO a useful supplemental performance metric for investors as it is more indicative of the Company's operational performance than FFO or FFO as Adjusted. AFFO is not intended to represent cash flow or liquidity for the period and is only intended to provide an additional measure of our operating performance. The Company believes that net income/(loss) attributable to common stockholders is the most directly comparable GAAP financial measure to AFFO. Management believes that AFFO is a widely recognized measure of the operations of REITs and presenting AFFO enables investors to assess our performance in comparison to other REITs. However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not always be comparable to AFFO calculated by other REITs. AFFO should not be considered as an alternative to net income/(loss) (determined in accordance with GAAP) as an indication of financial performance, or as an alternative to cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions. A reconciliation from net income/(loss) attributable to common stockholders to AFFO is provided on page A-11 of this presentation.

Consolidated Fixed Charge Coverage Ratio – adjusted for non-recurring items: The Company defines Consolidated Fixed Charge Coverage Ratio – adjusted for non-recurring items as Consolidated Interest Coverage Ratio – adjusted for non-recurring items divided by total consolidated interest, excluding the impact of costs associated with debt extinguishment, plus preferred dividends.

Management considers Consolidated Fixed Charge Coverage Ratio – adjusted for non-recurring items a useful metric for investors as it provides ratings agencies, investors and lending partners with a widely-used measure of the Company's ability to service its consolidated debt obligations as well as compare leverage against that of its peer REITs. A reconciliation of the components that comprise Consolidated Fixed Charge Coverage Ratio – adjusted for non-recurring items is provided on page A-10 of this presentation.

Consolidated Interest Coverage Ratio – adjusted for non-recurring items: The Company defines Consolidated Interest Coverage Ratio – adjusted for non-recurring items as Consolidated EBITDAre – adjusted for non-recurring items divided by total consolidated interest, excluding the impact of costs associated with debt extinguishment.

Management considers Consolidated Interest Coverage Ratio – adjusted for non-recurring items a useful metric for investors as it provides ratings agencies, investors and lending partners with a widely-used measure of the Company's ability to service its consolidated debt obligations as well as compare leverage against that of its peer REITs. A reconciliation of the components that comprise Consolidated Interest Coverage Ratio – adjusted for non-recurring items is provided on page A-10 of this presentation.

Consolidated Net Debt-to-EBITDAre – adjusted for non-recurring items: The Company defines Consolidated Net Debt-to-EBITDAre – adjusted for non-recurring items as total consolidated debt net of cash and cash equivalents divided by annualized Consolidated EBITDAre – adjusted for non-recurring items. Consolidated EBITDAre – adjusted for non-recurring items is defined as EBITDAre excluding the impact of income/(loss) from unconsolidated entities, adjustments to reflect the Company's share of EBITDAre of unconsolidated joint ventures and other non-recurring items including, but not limited to casualty-related charges/(recoveries), net of wholly owned communities.

Management considers Consolidated Net Debt-to-EBITDAre – adjusted for non-recurring items a useful metric for investors as it provides ratings agencies, investors and lending partners with a widely-used measure of the Company's ability to service its consolidated debt obligations as well as compare leverage against that of its peer REITs. A reconciliation between net income/(loss) and Consolidated EBITDAre – adjusted for non-recurring items is provided on page A-10 of this presentation.

Source: Company documents, Nareit and Green Street.

Controllable Expenses: The Company refers to property operating and maintenance expenses as Controllable Expenses.

Controllable Operating Margin: The Company defines Controllable Operating Margin as (i) rental income less Controllable Expenses (ii) divided by rental income.

Management considers Controllable Operating Margin a useful metric as it provides investors with an indicator of the Company's ability to limit the growth of expenses that are within the control of the Company.

Cost of Capital: The cost to a company, such as a REIT, of raising capital in the form of equity (common or preferred stock) or debt. The cost of equity capital generally is considered to include both the dividend yield as well as the expected equity growth either by higher dividends or appreciation in stock price. The cost of debt capital generally is the after-tax interest expense on the debt incurred.

Debt-to-Asset Value: The amount of debt in relation to gross assets.

Debt-to-Enterprise Value: The amount of debt in relation to Enterprise Value.

Management considers Debt-to-Enterprise Value a useful metric for investors as it is a widely recognized measure for evaluating leverage of a public company and presenting Debt-to-Enterprise Value enables investors to assess our leverage in comparison to other REITs.

Development Communities: The Company defines Development Communities as those communities recently developed or under development by the Company, that are currently majority owned by the Company and have not achieved stabilization as of the most recent quarter.

Dividend Payout Ratio: Measures the percentage of a REIT's common dividend that is covered by recurring cash flow.

Dividend Yield: A valuation metric typically used to compare dividend return potential. Dividend yield is the expected annual dividend per share as a percentage of the current share price.

DownREIT: A DownREIT is structured much like an UPREIT, but the REIT also owns and operates properties other than its interest in a controlled partnership that owns and operates a separate group of properties.

Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre): The Company defines EBITDAre as net income/(loss) (computed in accordance GAAP), plus interest expense, including costs associated with debt extinguishment, plus real estate depreciation and amortization, plus other depreciation and amortization, plus (minus) income tax provision/(benefit), net, (minus) plus net gain/(loss) on the sale of depreciable real estate owned, plus impairment write-downs of depreciable real estate, plus the adjustments to reflect the Company's share of EBITDAre of unconsolidated joint ventures. The Company computes EBITDAre in accordance with standards established by the National Association of Real Estate Investment Trusts, or Nareit, which may not be comparable to EBITDAre reported by other REITs that do not compute EBITDAre in accordance with the Nareit definition, or that interpret the Nareit definition differently than the Company does. The White Paper on EBITDAre was approved by the Board of Governors of Nareit in September 2017.

Management considers EBITDAre a useful metric for investors as it provides an additional indicator of the Company's ability to incur and service debt and enables investors to assess our performance against that of its peer REITs. EBITDAre should be considered along with, but not as an alternative to, net income and cash flow as a measure of the Company's activities in accordance with GAAP. EBITDAre does not represent cash generated from operating activities in accordance with GAAP and is not necessarily indicative of funds available to fund our cash needs. A reconciliation between net income/(loss) and EBITDAre is provided on page A-10 of this presentation.

Source: Company documents, Nareit and Green Street.

Effective Blended Lease Rate Growth: The Company defines Effective Blended Lease Rate Growth as the combined proportional growth as a result of Effective New Lease Rate Growth and Effective Renewal Lease Rate Growth. Management considers Effective Blended Lease Rate Growth a useful metric for investors as it assesses combined proportional market-level, new and in-place demand trends.

Effective New Lease Rate Growth: The Company defines Effective New Lease Rate Growth as the increase in gross potential rent realized less concessions for the new lease term (current effective rent) versus prior resident effective rent for the prior lease term on new leases commenced during the current quarter.

Management considers Effective New Lease Rate Growth a useful metric for investors as it assesses market-level new demand trends.

Effective Renewal Lease Rate Growth: The Company defines Effective Renewal Lease Rate Growth as the increase in gross potential rent realized less concessions for the new lease term (current effective rent) versus prior effective rent for the prior lease term on renewed leases commenced during the current quarter.

Management considers Effective Renewal Lease Rate Growth a useful metric for investors as it assesses market-level, in-place demand trends.

Enterprise Value: The summation of Equity Market Cap, short-term debt, and long-term debt, net of balances for cash and cash equivalents, on a given date.

Management considers Enterprise Value a useful metric for investors as it is a widely recognized measure for calculating the public value of assets.

Equity Market Cap: The market value of all outstanding common stock and equivalents of a company based on the trading price of the common stock on a given date.

Equity REIT: A REIT which owns, or has an "equity interest" in, income-producing real estate (rather than making loans secured by real estate collateral).

Estimated Quarter of Completion: The Company defines Estimated Quarter of Completion of a development or redevelopment project as the date on which construction is expected to be completed, but it does not represent the date of stabilization.

Funds from Operations as Adjusted ("FFO as Adjusted") attributable to common stockholders and unitholders: The Company defines FFO as Adjusted attributable to common stockholders and unitholders as FFO excluding the impact of other non-comparable items including, but not limited to, acquisition-related costs, prepayment costs/benefits associated with early debt retirement, impairment write-downs or gains and losses on sales of real estate or other assets incidental to the main business of the Company and income taxes directly associated with those gains and losses, casualty-related expenses and recoveries, severance costs and legal and other costs.

Management believes that FFO as Adjusted is useful supplemental information regarding our operating performance as it provides a consistent comparison of our operating performance across time periods and allows investors to more easily compare our operating results with other REITs. FFO as Adjusted is not intended to represent cash flow or liquidity for the period and is only intended to provide an additional measure of our operating performance. The Company believes that net income/(loss) attributable to common stockholders is the most directly comparable GAAP financial measure to FFO as Adjusted. However, other REITs may use different methodologies for calculating FFO as Adjusted or similar FFO measures and, accordingly, our FFO as Adjusted may not always be comparable to FFO as Adjusted or similar FFO measures calculated by other REITs. FFO as Adjusted should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of financial performance, or as an alternative to cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity. A reconciliation from net income attributable to common stockholders to FFO as Adjusted is provided on page A-11 of this presentation.

Source: Company documents, Nareit and Green Street.

DEFINITIONS AND RECONCILIATIONS

Funds From Operations ("FFO") attributable to common stockholders and unitholders: The Company defines FFO attributable to common stockholders and unitholders as net income/(loss) attributable to common stockholders (computed in accordance with GAAP), excluding impairment write-downs of depreciable real estate related to the main business of the Company or of investments in non-consolidated investees that are directly attributable to decreases in the fair value of depreciable real estate held by the investee, gains and losses from sales of depreciable real estate related to the main business of the Company and income taxes directly associated with those gains and losses, plus real estate depreciation and amortization, and after adjustments for noncontrolling interests, and the Company's share of unconsolidated partnerships and joint ventures. This definition conforms with the National Association of Real Estate Investment Trust's definition issued in April 2002 and restated in November 2018. In the computation of diluted FFO, if OP Units, DownREIT Units, unvested restricted stock, unvested LTIP Units, stock options, and the shares of Series E Cumulative Convertible Preferred Stock are dilutive, they are included in the diluted share count.

Management considers FFO a useful metric for investors as the Company uses FFO in evaluating property acquisitions and its operating performance and believes that FFO should be considered along with, but not as an alternative to, net income and cash flow as a measure of the Company's activities in accordance with GAAP. FFO does not represent cash generated from operating activities in accordance with GAAP and is not necessarily indicative of funds available to fund our cash needs. A reconciliation from net income/(loss) attributable to common stockholders to FFO is provided on page A-11 of this presentation.

Held For Disposition Communities: The Company defines Held for Disposition Communities as those communities that were held for sale as of the end of the most recent quarter.

Internal Rate of Return ("IRR"): The discount rate that sets estimated discounted cash flows equal to the initial investment.

Joint Venture Reconciliation at UDR's weighted average ownership interest:

In thousands	3Q 2021	YTD 2021
Income/(loss) from unconsolidated entities	$ 14,450	$ 29,123
Management fee	490	1,463
Financing fee	-	287
Interest expense	3,751	11,899
Debt extinguishment and other associated costs	-	1,395
Depreciation	7,929	24,064
General and administrative	64	193
Developer Capital Program (excludes Alameda Point Block 11, Brio and Infield Phase II)	(8,318)	(23,240)
Other (income)/expense	119	334
Realized/unrealized (gain)/loss on unconsolidated real estate technology investments	(10,016)	(18,184)
NOI related to sold properties	108	26
(Gain)/loss on sales	-	(2,460)
Total Joint Venture NOI at UDR's Ownership Interest	**$ 8,577**	**$ 24,900**

Net Asset Value: Net Asset Value ("NAV") is defined as marked-to-market value of assets less marked-to-market value of liabilities and preferred equity, divided by total outstanding diluted shares and operating partnership units. Management considers NAV a useful metric for investors as it provides context to portfolio value changes over time based on widely accepted market inputs.

Source: Company documents, Nareit and Green Street.

DEFINITIONS AND RECONCILIATIONS

Net Operating Income ("NOI"): The Company defines NOI as rental income less direct property rental expenses. Rental income represents gross market rent and other revenues less adjustments for concessions, vacancy loss and bad debt. Rental expenses include real estate taxes, insurance, personnel, utilities, repairs and maintenance, administrative and marketing. Excluded from NOI is property management expense, which is calculated as 3.0% of property revenue, and land rent. Property management expense covers costs directly related to consolidated property operations, inclusive of corporate management, regional supervision, accounting and other costs.

Management considers NOI a useful metric for investors as it is a more meaningful representation of a community's continuing operating performance than net income as it is prior to corporate-level expense allocations, general and administrative costs, capital structure and depreciation and amortization and is a widely used input, along with capitalization rates, in the determination of real estate valuations. A reconciliation from net income/(loss) attributable to UDR, Inc. to NOI is provided below.

In thousands	3Q 2021	2Q 2021	1Q 2021	4Q 2020	3Q 2020
Net income/(loss) attributable to UDR, Inc.	$ 17,731	$ 11,720	$ 3,104	$ 26,532	$ (25,258)
Property management	9,861	9,273	8,995	8,659	8,879
Other operating expenses	4,237	4,373	4,435	6,153	5,543
Real estate depreciation and amortization	152,636	146,169	144,088	146,135	151,949
Interest expense	36,289	35,404	78,156	62,524	62,268
Casualty-related charges/(recoveries), net	1,568	(2,463)	5,577	778	-
General and administrative	15,810	15,127	12,736	11,978	11,958
Tax provision/(benefit), net	529	135	619	668	187
(Income)/loss from unconsolidated entities	(14,450)	(9,751)	(4,922)	(4,516)	(2,940)
Interest income and other (income)/expense, net	(8,238)	(2,536)	(2,057)	1,030	(2,183)
Joint venture management and other fees	(1,071)	(2,232)	(1,615)	(1,208)	(1,199)
Other depreciation and amortization	3,269	2,602	2,601	2,074	3,887
(Gain)/loss on sale of real estate owned	-	-	(50,829)	(57,974)	-
Net income/(loss) attributable to noncontrolling interests	1,309	815	170	2,019	(1,959)
Total consolidated NOI	$ 219,480	$ 208,636	$ 201,058	$ 204,852	$ 211,132

Nominal Cap Rate: Nominal cap rates represent the expected unleveraged first year yield a property buyer expects to realize on its investment.

NOI Enhancing Capital Expenditures ("Cap Ex"): The Company defines NOI Enhancing Capital Expenditures as expenditures that result in increased income generation or decreased expense growth over time.

Management considers NOI Enhancing Capital Expenditures a useful metric for investors as it quantifies the amount of capital expenditures that are expected to grow, not just maintain, revenues or to decrease expenses.

Non-Mature Communities: The Company defines Non-Mature Communities as those communities that have not met the criteria to be included in same-store communities.

Non-Residential / Other: The Company defines Non-Residential / Other as non-apartment components of mixed-use properties, land held, properties being prepared for redevelopment and properties where a material change in home count has occurred.

Other Markets: The Company defines Other Markets as the accumulation of individual markets where it operates less than 1,000 Same-Store homes. Management considers Other Markets a useful metric as the operating results for the individual markets are not representative of the fundamentals for those markets as a whole.

Source: Company documents, Nareit and Green Street.

DEFINITIONS AND RECONCILIATIONS

Physical Occupancy: The Company defines Physical Occupancy as the number of occupied homes divided by the total homes available at a community.

Proposition 13: In California, an amendment enacted in 1978 that limits the tax rate on real estate. The proposition decreased property taxes by assessing property values at their 1975 value and restricted annual increases of assessed value to an inflation factor, not to exceed 2% per year. It also prohibited reassessment of a new base year except for: (a) a change in ownership, or (b) completion of new construction.

QTD Same-Store Communities: The Company defines QTD Same-Store Communities as those communities Stabilized for five full consecutive quarters. These communities were owned and had stabilized operating expenses as of the beginning of the quarter in the prior year, were not in process of any substantial redevelopment activities, and were not held for disposition.

Real Estate Investment Trust Act of 1960: The federal law that authorized REITs. Its purpose was to allow small investors to pool their investments in real estate in order to get the same benefits as might be obtained by direct ownership, while also diversifying their risks and obtaining professional management.

Real Estate Investment Trust ("REIT"): A REIT is a company dedicated to owning and, in most cases, operating income-producing real estate, such as apartments, shopping centers, offices and warehouses. Some REITs also are engaged in financing real estate.

Recurring Capital Expenditures: The Company defines Recurring Capital Expenditures as expenditures that are necessary to help preserve the value of and maintain functionality at its communities.

Redevelopment Communities: The Company generally defines Redevelopment Communities as those communities where substantial redevelopment is in progress that is expected to have a material impact on the community's operations, including occupancy levels and future rental rates.

Same-Store Revenue with Concessions on a Cash Basis: Same-Store Revenue with Concessions on a Cash Basis is considered by the Company to be a supplemental measure to rental income on a straight-line basis which allows investors to evaluate the impact of both current and historical concessions and to more readily enable comparisons to revenue as reported by its peer REITs. In addition, Same-Store Revenue with Concessions on a Cash Basis allows an investor to understand the historical trends in cash concessions. A reconciliation between Same-Store Revenue with Concessions on a Cash Basis to Same-Store Revenue on a straight-line basis (inclusive of the impact to Same-Store NOI) is provided below:

	3Q 21	3Q 20	3Q 21	2Q 21	YTD 21	YTD 20
Revenue (Cash basis)	$ 294,422	$ 279,579	$ 294,422	$ 284,056	$ 847,552	$ 855,581
Concessions granted/(amortized), net	(2,302)	7,840	(2,302)	(1,315)	(4,910)	7,821
Revenue (Straight-line basis)	$ 292,120	$ 287,419	$ 292,120	$ 282,741	$ 842,642	$ 863,402
% change - Same-Store Revenue with Concessions on a Cash basis:	5.3%		3.6%		-0.9%	
% change - Same-Store Revenue with Concessions on a Straight-line basis:	1.6%		3.3%		-2.4%	
% change - Same-Store NOI with Concessions on a Cash basis:	6.3%		2.9%		-2.9%	
% change - Same-Store NOI with Concessions on a Straight-line basis:	0.9%		2.4%		-4.9%	

Sold Communities: The Company defines Sold Communities as those communities that were disposed of prior to the end of the most recent quarter.

Source: Company documents, Nareit and Green Street.

Stabilization/Stabilized: The Company defines Stabilization/Stabilized as when a community's occupancy reaches 90% or above for at least three consecutive months.

Stabilized, Non-Mature Communities: The Company defines Stabilized, Non-Mature Communities as those communities that have reached Stabilization but are not yet in the same-store portfolio.

Total Return: A stock's dividend income plus capital appreciation, before taxes and commissions.

Total Revenue per Occupied Home: The Company defines Total Revenue per Occupied Home as rental and other revenues with concessions reported on a Cash Basis, divided by the product of occupancy and the number of apartment homes. A reconciliation between Same-Store Revenue with Concessions on a Cash Basis to Same-Store Revenue on a straight-line basis is provided on page A-7 of this presentation.

Management considers Total Revenue per Occupied Home a useful metric for investors as it serves as a proxy for portfolio quality, both geographic and physical.

TRS: The Company's taxable REIT subsidiary ("TRS") focuses on making investments and providing services that are otherwise not allowed to be made or provided by a REIT.

UPREIT: In the typical umbrella partnership REIT (UPREIT), the partners of the existing partnerships and a REIT become partners in a new partnership termed the operating partnership. For their respective interests in the operating partnership (OP units), the partners contribute the properties from the existing partnership and the REIT contributes the cash proceeds from its public offering. The REIT typically is the general partner and the majority owner of the operating partnership.

After a period of time (often one year), the partners may enjoy the same liquidity of the REIT shareholders by tendering their OP units for redemption for either cash or REIT shares (at the option of the REIT or operating partnership). This redemption may result in the partners incurring the tax deferred at the UPREIT's formation.

YTD Same-Store Communities: The Company defines YTD Same-Store Communities as those communities Stabilized for two full consecutive calendar years. These communities were owned and had stabilized operating expenses as of the beginning of the prior year, were not in process of any substantial redevelopment activities, and were not held for disposition.

Source: Company documents, Nareit and Green Street.

DEFINITIONS AND RECONCILIATIONS

2021 Guidance: All guidance is based on current expectations of future economic conditions and the judgment of the Company's management team. The following reconciles from GAAP Net income/(loss) per share for full-year 2021 and fourth quarter of 2021 to forecasted FFO, FFO as Adjusted and AFFO per share and unit:

	4Q 2021		Full-Year 2021	
	Low	High	Low	High
Forecasted net income per diluted share	$ 0.30	$ 0.32	$ 0.41	$ 0.43
Conversion from GAAP share count	(0.01)	(0.01)	(0.02)	(0.02)
Net gain on the sale of depreciable real estate owned	(0.27)	(0.27)	(0.43)	(0.43)
Depreciation	0.48	0.48	1.92	1.92
Noncontrolling interests	0.02	0.02	0.03	0.03
Preferred dividends	-	-	0.01	0.01
Forecasted FFO per diluted share and unit	**$ 0.52**	**$ 0.54**	**$ 1.92**	**$ 1.94**
Legal and other costs	-	-	-	-
Debt extinguishment and other associated costs	-	-	0.14	0.14
Casualty-related charges/(recoveries)	-	-	0.02	0.02
Realized/unrealized gain on real estate technology investments, net of tax	-	-	(0.08)	(0.08)
Forecasted FFO as Adjusted per diluted share and unit	**$ 0.52**	**$ 0.54**	**$ 2.00**	**$ 2.02**
Recurring capital expenditures	(0.06)	(0.06)	(0.18)	(0.18)
Forecasted AFFO per diluted share and unit	**$ 0.46**	**$ 0.48**	**$ 1.82**	**$ 1.84**

Source: Company documents.

DEFINITIONS AND RECONCILIATIONS

Coverage Ratios		Quarter Ended September 30, 2021
Net income/(loss)	$	19,040
Adjustments:		
Interest expense, including debt extinguishment and other associated costs		36,289
Real estate depreciation and amortization		152,636
Other depreciation and amortization		3,269
Tax provision/(benefit), net		529
Adjustments to reflect the Company's share of EBITDAre of unconsolidated joint ventures		11,680
EBITDAre	$	223,443
Casualty-related charges/(recoveries), net		1,609
Casualty-related charges/(recoveries) on unconsolidated joint ventures, net		50
Legal and other costs		80
Severance costs and other restructuring expense		233
Realized/unrealized (gain)/loss on real estate technology investments, net of tax		(4,583)
(Income)/loss from unconsolidated entities		(14,450)
Adjustments to reflect the Company's share of EBITDAre of unconsolidated joint ventures		(11,680)
Management fee expense on unconsolidated joint ventures		(490)
Consolidated EBITDAre - adjusted for non-recurring items	$	194,212
Annualized consolidated EBITDAre - adjusted for non-recurring items	$	776,848
Interest expense, including debt extinguishment and other associated costs		36,289
Capitalized interest expense		2,445
Total interest	$	38,734
Debt extinguishment and other associated costs		(386)
Total interest - adjusted for non-recurring items	$	38,348
Preferred dividends	$	1,058
Total debt	$	5,522,439
Cash		(1,063)
Net debt	$	5,521,376
Consolidated Interest Coverage Ratio - adjusted for non-recurring items		**5.1x**
Consolidated Fixed Charge Coverage Ratio - adjusted for non-recurring items		**4.9x**
Consolidated Net Debt-to-EBITDAre - adjusted for non-recurring items		**7.1x**

Source: Company documents.

DEFINITIONS AND RECONCILIATIONS

In thousands, except per share and unit amounts	Three Months Ended September 30, 2021	Three Months Ended September 30, 2020	Nine Months Ended September 30, 2021	Nine Months Ended September 30, 2020
Net income/(loss) attributable to common stockholders	$ 16,673	$ (26,309)	$ 29,384	$ 34,555
Real estate depreciation and amortization	152,636	151,949	442,893	462,481
Noncontrolling interests	1,309	(1,959)	2,294	2,685
Real estate depreciation and amortization on unconsolidated joint ventures	7,929	8,738	24,064	26,299
Net gain on the sale of unconsolidated depreciable property	-	-	(2,460)	-
Net gain on the sale of depreciable real estate owned, net of tax	-	-	(50,778)	(61,303)
Funds from operations ("FFO") attributable to common stockholders and unitholders, basic	$ 178,547	$ 132,419	$ 445,397	$ 464,717
Distributions to preferred stockholders - Series E (Convertible) [1]	1,058	1,051	3,171	3,179
FFO attributable to common stockholders and unitholders, diluted	$ 179,605	$ 133,470	$ 448,568	$ 467,896
FFO per weighted average common share and unit, basic	$ 0.56	$ 0.42	$ 1.39	$ 1.47
FFO per weighted average common share and unit, diluted	$ 0.55	$ 0.42	$ 1.39	$ 1.46
Weighted average number of common shares and OP/DownREIT Units outstanding, basic	320,357	317,034	319,491	316,939
Weighted average number of common shares, OP/DownREIT Units, and common stock equivalents outstanding, diluted	326,611	320,242	323,456	320,210
Impact of adjustments to FFO:				
Debt extinguishment and other associated costs	$ 386	$ 24,540	$ 42,336	$ 24,540
Debt extinguishment and other associated costs on unconsolidated joint ventures	-	-	1,682	-
Legal and other	80	1,570	1,299	3,914
Realized/unrealized (gain)/loss on real estate technology investments, net of tax	(14,599)	155	(22,708)	(3,147)
Severance costs and other restructuring expense	233	254	841	1,896
Casualty-related charges/(recoveries), net	1,609	74	4,894	1,722
Casualty-related charges/(recoveries) on unconsolidated joint ventures, net	50	-	50	31
	$ (12,241)	$ 26,593	$ 28,394	$ 28,956
FFO as Adjusted attributable to common stockholders and unitholders, diluted	$ 167,364	$ 160,063	$ 476,962	$ 496,852
FFO as Adjusted per weighted average common share and unit, diluted	$ 0.51	$ 0.50	$ 1.47	$ 1.55
Recurring capital expenditures	(16,844)	(17,397)	(42,427)	(39,110)
AFFO attributable to common stockholders and unitholders, diluted	$ 150,520	$ 142,666	$ 434,535	$ 457,742
AFFO per weighted average common share and unit, diluted	$ 0.46	$ 0.45	$ 1.34	$ 1.43

See pages A-1 through A-11 for definitions and other terms.

(1) Series E cumulative convertible preferred shares are dilutive for purposes of calculating FFO per share for the three and nine months ended September 30, 2021 and September 30, 2020. Consequently, distributions to Series E preferred stockholders are added to FFO and the weighted average number of Series E cumulative convertible preferred shares are included in the denominator when calculating FFO per common share and unit, diluted.

Source: Company documents.

Forward Looking Statements

Certain statements made in this presentation may constitute "forward-looking statements." Words such as "expects," "intends," "believes," "anticipates," "plans," "likely," "will," "seeks," "estimates" and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts and assumptions and are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in a forward-looking statement, due to a number of factors, which include, but are not limited to, the impact of the COVID-19 pandemic and measures intended to prevent its spread or address its effects, unfavorable changes in the apartment market, changing economic conditions, the impact of inflation/deflation on rental rates and property operating expenses, expectations concerning availability of capital and the stabilization of the capital markets, the impact of competition and competitive pricing, acquisitions, developments and redevelopments not achieving anticipated results, delays in completing developments, redevelopments and lease-ups on schedule, expectations on job growth, home affordability and demand/supply ratio for multifamily housing, expectations concerning development and redevelopment activities, expectations on occupancy levels and rental rates, expectations concerning the joint ventures with third parties, expectations that technology will help grow net operating income, expectations on annualized net operating income and other risk factors discussed in documents filed by the Company with the SEC from time to time, including the Company's Annual Report on Form 10-K and the Company's Quarterly Reports on Form 10-Q. Actual results may differ materially from those described in the forward-looking statements. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this presentation, and the Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in the Company's expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required under the U.S. securities laws.

Definitions and reconciliations can be found in the attached appendix and on UDR's investor relations website at http://ir.udr.com/ under the News, Events & Presentations heading.